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                     DATA TRANSLATION, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-16855, 333-16857, and 333-16859) of Data
Translation, Inc. of our report dated December 20, 2002, relating to the fiscal 2002 consolidated financial statements, which appear in this Form 10-KSB.

                                BDO Seidman, LLP

Boston, Massachusetts
February 26, 2003